Exhibit 99.1

Preliminary, subject to completion

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com

SIGNAL GENETICS, INC.

Special Meeting of Stockholders

To be held on [●], 201[●] at [●].

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Samuel D. Riccitelli and Tamara A. Seymour, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot or otherwise properly presented at the Special Meeting of all of the shares of stock of SIGNAL GENETICS, INC. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at [●] PDT on [●], 201[●], at the offices of Pillsbury Winthrop Shaw Pittman LLP located at 12255 El Camino Real, Suite 300, San Diego, California 92130 and any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present, on the following matters and in accordance with the following instructions, with discretionary authority as to any other business that may properly come before this meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” approval of the issuance of common stock in proposal 1, “FOR” approval of the change in control in proposal 2, “FOR” approval of the conversion of the promissory note in proposal 3, “FOR” approval of the Signal 2016 Equity Incentive Plan in proposal 4, “FOR” approval of the Signal 2016 Employee Stock Purchase Plan in proposal 5, “FOR” approval of an amendment to our certificate of incorporation to change the name of Signal to “Miragen Therapeutics, Inc.” in proposal 6, “FOR” approval of an amendment to our certificate of incorporation to effect a reverse stock split in proposal 7, “FOR” approval of an amendment to our certificate of incorporation to increase the authorized common stock in proposal 8, “FOR” approval of the sale of the MyPRS intellectual property assets in proposal 9, “FOR” approval of an amendment to our certificate of incorporation to eliminate the ability of signal stockholders to act by written consent in proposal 10, AND “FOR” approval to adjourn the Special Meeting, if necessary, to solicit additional proxies in proposal 11.

Change of address-please put new address below:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

SIGNAL GENETICS, INC.

5740 FLEET STREET SUITE 260

CARLSBAD, CA 92008

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR

proposals 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1 THROUGH 11. All other proxies heretofore given by the undersigned to vote shares of common stock, which the undersigned would be entitled to vote if personally present at the special meeting or any postponement or adjournment thereof, are hereby expressly revoked.

		FOR	AGAINST	ABSTAIN
1.	Proposal to approve the issuance of our common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 31, 2016, by and among Signal, Signal Genetics Merger Sub, Inc. and Miragen Therapeutics, Inc., a copy of which is attached as Annex A to the accompanying proxy statement/prospectus/information statement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the change in control of Signal resulting from the merger pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 31, 2016, by and among Signal, Signal Genetics Merger Sub, Inc. and Miragen Therapeutics, Inc., a copy of which is attached as Annex A to the accompanying proxy statement/prospectus/information statement.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Proposal to approve the conversion of the Unsecured Demand Promissory Note, dated March 6, 2015, issued by Signal to Bennett LeBow in the original principal amount of $1,105,009, as amended on October 31, 2016.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Proposal to approve the Signal 2016 Equity Incentive Plan, a copy of which is attached as Annex B to the accompanying proxy statement/prospectus/information statement.	☐	☐	☐

			FOR	AGAINST	ABSTAIN
5.	Proposal to approve the Signal 2016 Employee Stock Purchase Plan, a copy of which is attached as Annex C to the accompanying proxy statement/prospectus/information statement.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
6.	Proposal to approve an amendment to the certificate of incorporation of Signal changing the Signal corporate name to “Miragen Therapeutics, Inc.” in the form attached as Annex D to the accompanying proxy statement/prospectus/information statement.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
7.	Proposal to an amendment to the certificate of incorporation of Signal effecting a reverse stock split of Signal’s issued and outstanding common stock within a range of every one to 15 shares (or any number in between) of outstanding Signal common stock to be combined and reclassified into one share of Signal common stock in the form attached as Annex E to the accompanying proxy statement/prospectus/information statement.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
8.	Proposal to approve an amendment to the certificate of incorporation of Signal increasing the number of authorized shares of Signal common stock from 50,000,000 shares to 100,000,000 shares in the form attached as Annex F to the accompanying proxy statement/prospectus/information statement.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
9.	Proposal to approve the sale of all of Signal’s intellectual property assets related to its MyPRS test pursuant to the Intellectual Property Purchase Agreement with Quest Diagnostics Investments LLC, a copy of which is attached as Annex K to the accompanying proxy statement/prospectus/information statement.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
10.	Proposal to approve an amendment to the certificate of incorporation of Signal to eliminate the ability of Signal stockholders to act by written consent, in the form attached as Annex G to the accompanying proxy statement/prospectus/information statement.		☐	☐	☐

			FOR	AGAINST	ABSTAIN
11.	Proposal to adjourn the Signal special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date